Exhibit 99.1

i2 Reports First Quarter 2005 Results

DALLAS – April 25, 2005 – i2 Technologies, Inc. (OTC: ITWH), a leading provider of demand-driven solutions designed to enable business agility, today announced results for its first quarter ended March 31, 2005.

Total revenue for the first quarter was $88 million, as compared to $84 million in the first quarter of 2004.

License revenue in the first quarter was $13 million. This compares to $12 million of license revenue in the first quarter of 2004.

Development services revenue was $20 million in the first quarter, up from the $7 million reported in the first quarter of 2004. Development services revenue for the first quarter of 2005 includes approximately $9 million related to an agreement with Shell Global Solutions International B.V. This amount includes $2 million of previously deferred revenue and $7 million related to the settlement of outstanding contractual disputes which was paid by Shell in the first quarter of 2005.

Contract revenue recognized in the quarter was $3 million, as compared to $6 million in the first quarter of 2004. Contract revenue reflects amounts previously deferred as a result of the Company’s July 2003 restatement.

Total costs and operating expenses for the first quarter of 2005 were $106 million, which is comprised of approximately $84 million in operating expenses, $12 million in restructuring charges and approximately $10 million related to specific accruals for contingent liabilities. This compares to $108 million in the first quarter of 2004, which included $12 million in non-recurring non-operational charges. The operating loss for the first quarter of 2005 totaled $18 million.

“In many ways, the first quarter was one of transition for i2. Several weeks ago we announced a resizing, and we have now implemented most of the cost reductions and expect operating expenses in the second quarter to be comfortably below $70 million,” said i2 chief executive officer Michael McGrath.

The Company reported a net loss applicable to common shareholders for the first quarter of $25 million, or ($1.36) loss per diluted share. This compares to a net loss of $30 million, or ($1.72) loss per diluted share, for the first quarter of 2004.

Cash use in the first quarter totaled $8 million. The Company finished the quarter with $277 million in total cash and investments.

i2 Planet

i2 will host an analyst meeting from i2 Planet Phoenix, a three-day interactive forum for the exchange of ideas and best practices in supply chain management, featuring presentations and networking opportunities with executives from some of the world’s most successful and innovative companies. i2 is planning to clarify its strategic direction for customers at Planet. In addition, i2 management will address analysts and investors from the event on Wednesday, May 11. A live web cast of the analyst meeting will be available beginning at 4:30 p.m. Eastern via the Company’s website at www.i2.com/investors.

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i2 Reports First Quarter 2005 Results

Earnings Conference Call Information

The i2 management will host a live conference call and webcast with investors today, April 25, 2005 at 5:00 p.m. Eastern to discuss the first quarter financial results. Investors and other interested parties may access the call via webcast through the Company’s web site at www.i2.com/investors. A telephone replay of the event will also be available for approximately 24 hours following the call. To access the replay, dial 800-475-6701 (USA) or 320-365-3844 (International) and enter access code 778431. The webcast will also be archived via the company’s Web site at http://www.i2.com/investor.

About i2

i2 is a leading provider of demand-driven supply chain solutions designed to enable business agility. i2’s flexible solutions can synchronize demand and supply across an ever-changing global supply network. Nineteen of the AMR Research Top 25 Global Supply Chains belong to companies who are i2 customers. Seven of the Fortune global top 10 are also customers of i2. Founded in 1988 with a commitment to customer success and supply chain innovation, i2 has a history of delivering value by implementing solutions designed to provide a rapid return on investment. Learn more at www.i2.com.

i2 is a registered trademark of i2 Technologies U.S. Inc. and i2 Technologies, Inc.

i2 Cautionary Language

This press release contains forward-looking statements that involve risks and uncertainties, including forward-looking statements regarding a projection of i2’s second quarter 2005 operating expense level and a clarification of i2’s strategic direction for customers at Planet. These forward-looking statements involve risks and uncertainties that may cause actual results to differ from those projected. For a discussion of factors which could impact i2’s financial results and cause actual results to differ materially from those in forward-looking statements, please refer to i2’s recent filings with the SEC, particularly the Annual Report on Form 10-K filed March 16, 2005. i2 assumes no obligation to update the forward-looking information contained in this press release.

For More Information Please Contact:

Beth Elkin

i2 Corporate Communications

469-357-4225

beth_elkin@i2.com

Mark Hillman

i2 Analyst/Investor Relations

617-551-2754

mark_hillman@i2.com

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	March 31, 2005	December 31, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$244,669	$251,273
Restricted cash	5,997	7,717
Short-term investments, at fair value	26,536	26,532
Accounts receivable, net	33,823	37,439
Deferred contract costs	1,886	1,886
Other current assets	22,457	22,034

Total current assets	335,368	346,881

Long-term investments, at fair value	500	—
Premises and equipment, net	17,872	18,987
Intangible assets, net	2,157	2,473
Goodwill	16,620	16,620
Other non-current assets	4,364	5,712

Total assets	$376,881	$390,673

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$14,978	$13,988
Accrued liabilities	55,676	39,152
Accrued compensation and related expenses	22,246	27,227
Deferred revenue	166,629	165,362

Total current liabilities	259,529	245,729

Other long-term liabilities	—	1,177
Long-term debt	316,800	316,800

Total liabilities	576,329	563,706

Commitments and contingencies

Stockholders’ equity deficit:
Preferred Stock, $0.001 par value, 5,000 shares authorized, none issued and outstanding	—	—
Series A junior participating preferred stock, $0.001 par value, 2,000 shares authorized, none issued and outstanding	—	—
Series B 2.5% convertible preferred stock, $1,000 stated value, 150,000 shares authorized, 101,448 issued and outstanding as of March 31, 2005 and December 31, 2004, respectively	97,163	97,045
Common stock, $0.00025 par value, 2,000,000 shares authorized, 18,610 and 18,608 shares issued and outstanding as of March 31, 2005 and December 31, 2004, respectively	5	5
Additional paid-in capital	10,403,711	10,403,515
Accumulated other comprehensive income	2,183	3,675
Accumulated deficit	(10,702,510)	(10,677,273)

Net stockholders’ deficit	(199,448)	(173,033)

Total liabilities and stockholders’ deficit	$376,881	$390,673

I2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended March 31,
	2005	2004
Revenues:
Software licenses	$12,906	$12,388
Development services	20,065	6,617
Contract	3,056	5,970
Services	23,823	24,973
Reimbursable expenses	2,634	2,670
Maintenance	25,818	31,004

Total revenues	88,302	83,622

Costs and expenses:
Cost of revenues:
Software licenses	2,703	3,177
Development services	4,601	6,606
Contract	—	106
Amortization of acquired technology	—	145
Reimbursable expenses	2,634	2,670
Services and maintenance	24,768	29,307
Sales and marketing	18,828	19,921
Research and development	15,130	19,691
General and administrative	25,643	25,461
Amortization of intangibles	—	39
Restructuring charges and adjustments	12,141	575

Total costs and expenses	106,448	107,698

Operating loss	(18,146)	(24,076)
Other expense, net	(4,766)	(5,091)

Loss before income taxes	(22,912)	(29,167)
Income tax expense	1,582	809

Net loss	$(24,494)	$(29,976)

Preferred stock dividend and accretion of discount	743	—

Net loss applicable to common shareholders	$(25,237)	$(29,976)

Net Loss per common share:
Basic	$(1.36)	$(1.72)

Diluted	$(1.36)	$(1.72)

Weighted-average common shares outstanding:
Basic	18,609	17,378
Diluted	18,609	17,378

Comprehensive loss:
Net loss applicable to common shareholders	$(25,237)	$(29,976)

Other comprehensive income (loss):
Unrealized gain on available-for-sale securities arising during the period	6	21

Net unrealized gain	6	21

Foreign currency translation adjustments	(1,496)	531
Tax effect of other comprehensive income	(2)	(7)

Total other comprehensive income (loss)	(1,492)	545

Total comprehensive loss	$(26,729)	$(29,431)

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2005	2004
Cash flows from operating activities:
Net loss	$(24,494)	$(29,976)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,713	4,036
Write-down of equipment	718	282
Provision (credit) for bad debts charged to expense	163	(784)
Amortization of deferred compensation	188	338
Deferred income taxes	230	(3)
Changes in assets and liabilities:
Restricted cash	1,720	4,635
Accounts receivable, net	3,337	(3,680)
Deferred contract costs	—	106
Other assets	(555)	2,666
Accounts payable	808	(1,809)
Accrued liabilities	15,717	4,502
Accrued compensation and related expenses	(5,054)	(479)
Deferred revenue	724	3,995

Net cash used in operating activities	(4,785)	(16,171)

Cash flows from investing activities:
Purchase of premises and equipment	(1,058)	(544)
Purchase of long-term investments	(500)	(14,705)

Net cash used in investing activities	(1,558)	(15,249)

Cash flows from financing activities:
Net proceeds from common stock issuance from options and employee stock purchase plans	8	365

Net cash provided by financing activities	8	365

Effect of exchange rates on cash	(269)	1,309
Net change in cash and cash equivalents	(6,604)	(29,746)
Cash and cash equivalents at beginning of period	251,273	288,822

Cash and cash equivalents at end of period	244,669	259,076